EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus Supplement of NovaStar Home Equity Loan Asset-Backed Bonds, Series 1998-2, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                   /s/ PricewaterhouseCoopers LLP

                                   PricewaterhouseCoopers LLP



New York, New York
August 12, 1998